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                                                                    EXHIBIT 99.1

                             FOR IMMEDIATE RELEASE
                             ---------------------

                      Green Oasis Announces End of Trading
                  Suspension and Hiring of Independent Counsel


         May 22, 1997, Charleston, SC - Green Oasis Environmental, Inc. (OTCBB
- "GRNO") confirmed today that the temporary suspension of over-the-counter trading of its securities, announced by the Securities and Exchange Commission on May 9, will expire by its terms at 11:59 pm tonight, May 22, 1997. The Company also announced that it had retained independent outside counsel to investigate the concerns noted by the SEC in ordering the temporary trading suspension.

         The Company said that, pending completion of outside counsel's investigation, it will not comment on the accuracy or adequacy of previously disseminated information.

         Green Oasis Environmental, Inc. manufacturers equipment that produces diesel and heating fuels from waste motor oil.





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